UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Shiba Koen Annex 6 f, Shiba Koen 3-chome, Minato-ku, Tokyo Japan	105-0011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +813-6409-6761

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2023, on June 8, 2023, AERWINS Technologies Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the listing of its common stock was not in compliance with Nasdaq Listing Rule 5450(b)(2)(A) for continued listing on The Nasdaq Global Market, as the market value of the Company’s listed securities was less than $50,000,000 (the “MVLS Requirement”) for the previous 30 consecutive business days and the Company does not meet any of the alternative listing requirements. In accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until December 5, 2023, to regain compliance with the MVLS Requirement. As of the date of this Current Report on Form 8-K, the Company remains out of compliance with the MVLS Requirement.

As previously disclosed on a Current Report on Form 8-K filed with the SEC on September 13, 2023, on September 8, 2023, the Company also received a deficiency letter from Nasdaq notifying the Company that the listing of its common stock was not in compliance with the minimum Market Value of Publicly Held Shares (the “MVPHS”) requirement set forth in Nasdaq Listing Rule 5450(b)(2)(C) for continued listing on Nasdaq. Nasdaq Listing Rule 5450(b)(2)(C) requires the minimum MVPHS of $15,000,000, and Nasdaq Listing Rule 5810(c)(3)(D) provides that a failure to meet the minimum MVPHS requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the MVPHS of the Company’s common stock between July 27, 2023 and September 7, 2023, the Company no longer met the minimum MVPHS requirement. As of the date of this Current Report on Form 8-K, the Company remains out of compliance with Nasdaq Listing Rule 5450(b)(2)(C).

As previously disclosed on a Form 8-K filed with the SEC on October 23, 2023, on October 18, 2023, the Company received a letter from Nasdaq notifying the Company that Nasdaq has determined to delist the Company’s common stock and warrants from Nasdaq due to the Company not having regained compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”) during the 180-calendar-day period (the “Compliance Period”) following the deficiency letter the Company received from the Staff on April 20, 2023, regarding the Company’s noncompliance with the Minimum Bid Requirement, the receipt of which the Company previously disclosed on a Current Report on Form 8-K filed with the SEC on April 21, 2023. The Minimum Bid Requirement requires Nasdaq-listed securities to maintain a minimum bid price of $1.00 per share, and for the Company to regain compliance with the Minimum Bid Requirement, the closing bid price of the Company’s common stock would have had to have been at least $1.00 per share for a minimum of ten consecutive business days during the Compliance Period (Nasdaq has the discretion to monitor a company for as long as 20 consecutive business days before deeming the company in compliance).

As previously disclosed on a Form 8-K filed with the SEC on November 28, 2023, on November 21, 2023, the Company received an Additional Staff Delisting Determination (the “November 28 Additional Staff Determination”) from Nasdaq pursuant to the Listing Rule 5250(c)(1). The November 28 Additional Staff Determination noted that the Company was delinquent in filing its Form 10-Q for the period ended September 30, 2023 (the “Q3 2023 Form 10-Q”). On November 28, 2023, the Company filed its Q3 2023 Form 10-Q.

On December 6, 2023, the Company received written notice (the “Delisting Determination Letter”) from Nasdaq stating that the Company has not regained compliance with the MVLS Requirement. The Delisting Determination Letter was Nasdaq’s formal notification to the Company that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Global Market. Pursuant to Listing Rule 5810(d), the Company is permitted to present its views with respect to this additional deficiency at its Panel hearing. If the Company fails to address the aforementioned issue, the Panel will consider the record as presented at the hearing and will make its determination based upon that information.

As previously disclosed on a Form 8-K filed with the SEC on November 28, 2023, the Company requested a hearing before the Panel. The hearing request automatically stays the suspension and/or delisting of the Company’s securities pending completion of the hearing and the expiration of any additional extension period granted by the Panel following the hearing. The Company intends to present at the hearing a plan to regain compliance with all the continued listing requirements on The Nasdaq Global Market. However, there can be no assurance that the Panel will grant the Company’s request or that the Company will ultimately regain compliance with all applicable requirements for continued listing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2023	AERWINS Technologies Inc.

	By:	/s/ Kiran Sidhu
Kiran Sidhu
Executive Chairman